                                                                   EXHIBIT 23.3


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of LDDS Communications, Inc. for the registration of 1,086,812 shares of its common stock and to the incorporation by reference therein of our reports dated July 29, 1994 and February 2, 1995, with respect to the combined financial statements of WilTel Network Services included in the Current Report on Form 8-K dated August 22, 1994 and Current Report on Form 8-K/A dated August 22, 1994 of LDDS Communications, Inc., filed with the Securities and Exchange Commission.


                                          /S/ ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP


Tulsa, Oklahoma
April 19, 1995